SUPERINTENDENCIA DE
VALORES Y SEGUROS
CHILE

		FORM No.							1			USO INTERNO : OFICINA DE PARTES S.V.S.	INTERNAL USE: RECEPTION
	DIVIDEND DISTRIBUTION
											.......................................................

0.01 Original Information	:	YES					(YES /NO)					0.02	Sending date	:	22	/	9	/	2004	(DD MM YY)

1. IDENTIFICATION OF CORPORATE Y OF MOVEMENT

													Sending date
1.01 ID number	:		90,635,000					-	9			1.02	Original Form	:	22	/	9	/	2004	(DD MM YY)

1.03 Corporate name	:		COMPAÑIA DE TELECOMUNICACIONES DE CHILE S.A.

1.04 No. Equity Registry	:		9									1.05	Series	:		A

1.06 Exchange ticker	:		CTC-A									1.07	Individualization of movement:								167

2. AGREEMENT AND DIVIDEND AMOUNT

2.01 Agreement date	:		21	/	9	/	2004			(DD MM YY)

2.02 Agreement acceptance	:		3		(1: General shareholders' meeting; 2: Extraordinary shareholders' meeting;
					3: Board of Directors).

2.03 Dividend amount	:		Ch$ 113.619.408.110									2.04	Currency	:		$

3. SHARES AND SHAREHOLDERS WITH RIGHT

3.01 Num. of shares	:		873,995,447									3.02	Deadline	:	28	/	10	/	2004	(DD MM YY)

4. TYPE OF DIVIDEND

4.01 Type of dividend	:		1		(1: Provisional; 2: Binding minimum final; 3: Additional final or provisory

4.02 Closing fiscal year	:		31	/	12	/	2004			(DD MM YY)

4.03 Type of payment	:		1		(1: Cash; 2: Optional in cash or company shares;
					3: Optional in cash or other companies shares; 4: Others.

5. DIVIDEND CASH PAYMENT (in cash or optional in cash or shares)

5.01 Cash payment	:		Ch$ 130					/shares				5.02	Currency	:	$

5.03 Payment date	:		4	/	11	/	2004			(DD MM YY)

														(continue on the other side)

Última actualización 24/09/04
Por Telefónica CTC Chile